Exhibit 11

                         Earnings Per Share Calculations
                           Quarter Ended June 30, 1997


Primary Earnings Per Share

                                                      Quarterly                      Year-to-Date
                                                  Shares          EPS            Shares            EPS
                                                  ------          ---            ------            ---

    Average Shares Outstanding                 14,014,655       $ 0.53           14,040,277      $ 1.02
    CSE Incremental Shares                        199,851                           208,428
                                               ----------                        ----------
       Total Average Shares Outstanding        14,214,506       $ 0.52           14,248,705      $ 1.00
                                               ==========                        ==========

    Dilution                                                      1.41%                            1.46%

    Net Income                                             $ 7,424,000                     $ 14,312,000
                                                             =========                       ==========



Fully Diluted Earnings Per Share
                                                      Quarterly                      Year-to-Date
                                                  Shares          EPS            Shares            EPS
                                                  ------          ---            ------            ---

    Average Shares Outstanding                 14,014,655       $ 0.53           14,040,277      $ 1.02
    CSE Incremental Shares                        301,015                           303,029
                                               ----------                         ---------
       Total Average Shares Outstanding        14,315,670       $ 0.52           14,343,306      $ 1.00
                                               ==========                        ==========

    Dilution                                                     2.10%                            2.11%

    Net Income                                            $ 7,424,000                     $ 14,312,000
                                                            =========                       ==========
